UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

OUTLOOK THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830
(609) 619-3990
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Outlook Therapeutics, Inc., a Delaware corporation. The meeting will be held on Tuesday, March 11, 2025 at 9:00 a.m. Central Time at the offices of Cooley LLP, 110 N. Wacker Drive, Suite 4200, Chicago, Illinois 60606.
You are being asked to vote on the following matters:
(1)
To elect the Board’s nominees, Lawrence A. Kenyon, Julian Gangolli and Ralph H. “Randy” Thurman, to the Board of Directors as Class III Directors to hold office until the 2028 Annual Meeting of Stockholders.

(2)
To approve the potential issuance in excess of 19.99% of our outstanding common stock upon the conversion of a new convertible note at a conversion price per share that is less than the “minimum price” under Nasdaq Listing Rule 5635, if required pursuant to the terms of the convertible note.

(3)
To approve the amendment of Outlook Therapeutics, Inc.’s Restated Certificate of Incorporation, or the Restated Certificate, to increase the total number of shares of our common stock authorized for issuance from 60,000,000 shares to 260,000,000 shares.

(4)
To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025.

(5)
A non-binding advisory vote on the compensation of Outlook Therapeutics, Inc.’s named executive officers.

(6)
To conduct any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is January 15, 2025. Only stockholders of record as of the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.
By Order of the Board of Directors,
/s/ Lawrence A. Kenyon

Lawrence A. Kenyon
Corporate Secretary
Iselin, New Jersey
February 10, 2025

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

i

OUTLOOK THERAPEUTICS, INC.
111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830
(609) 619-3990
PROXY STATEMENT FOR THE
2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 11, 2025
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
We have sent you this proxy statement, our annual report to stockholders for the fiscal year ended September 30, 2024 and the Proxy Card, or collectively, the Proxy Materials, because the Board of Directors, or the Board, of Outlook Therapeutics, Inc., sometimes referred to as the Company or Outlook Therapeutics, is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, or the Annual Meeting, including any adjournment or postponement thereof. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed Proxy Card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to begin mailing these Proxy Materials on or about February 11, 2025 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Tuesday, March 11, 2025, at 9:00 a.m. Central Time, at the offices of Cooley LLP, 110 N. Wacker Drive, Suite 4200, Chicago, Illinois 60606. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on January 15, 2025, or the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 24,905,635 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares of common stock were registered directly in your name with Outlook Therapeutics’ transfer agent, Equiniti Trust Company, LLC, or Equiniti, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares of common stock were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these Proxy Materials are being forwarded to you by that organization.
The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.
However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are five matters scheduled for a vote:
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Proposal No. 1: Election of three Class III directors.

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Proposal No. 2: To approve the potential issuance in excess of 19.99% of our outstanding common stock upon the conversion of a new convertible note at a conversion price per share that is less than the “minimum price” under Nasdaq Listing Rule 5635, if required pursuant to the terms of the convertible note, or the Convertible Note Share Issuance Proposal.

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Proposal No. 3: Approval of the amendment of Outlook Therapeutics’ Restated Certificate of Incorporation, as amended, or the Restated Certificate, to increase the total number of shares of our common stock authorized for issuance from 60,000,000 shares to 260,000,000 shares, or the Authorized Share Increase Proposal.

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Proposal No. 4: Ratification of the selection by the Audit Committee of the Board of Outlook Therapeutics of KPMG LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2025.

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Proposal No. 5: A non-binding advisory vote on the compensation of Outlook Therapeutics’ named executive officers.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” the nominees to the Board in Proposal No. 1 or you may “Withhold” your vote for any nominee you specify. For Proposal Nos. 2, 3, 4 and 5, you may vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of the Record Date, you may vote in person during the Annual Meeting or you may vote by proxy using the enclosed Proxy Card, over the telephone or through the internet.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.
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To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the Proxy Card, simply complete, sign and date the enclosed Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed Proxy Card. Your telephone vote must be received by 11:59 p.m., Eastern Time on March 10, 2025 to be counted.

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To vote through the internet, go to http://www.voteproxy.com to complete an electronic Proxy Card. You will be asked to provide the company number and control number from the enclosed Proxy Card. Your internet vote must be received by 11:59 p.m., Eastern Time on March 10, 2025 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these Proxy Materials from that organization rather than from Outlook Therapeutics. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these Proxy Materials or contact your broker or bank to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your Proxy Card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank (Broker non-votes)
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested). Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1, 2, 3 and 5 without your instructions, but may vote your shares on Proposal No. 4 even in the absence of your instruction.
What if I return a Proxy Card or otherwise vote but do not make specific choices?
If you return a signed and dated Proxy Card or otherwise vote without marking voting selections on matters on which you are entitled to cast votes, your shares will be voted, as applicable, “For” the election of the nominees for directors named in Proposal No. 1 and “For” Proposal Nos. 2, 3, 4 and 5. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your Proxy Card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.

Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials to beneficial owners.
What does it mean if I receive more than one set of Proxy Materials?
If you receive more than one set of Proxy Materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Proxy Cards in the Proxy Materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed Proxy Card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Outlook Therapeutics’ Corporate Secretary at 111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830.

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You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current Proxy Card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by October 14, 2025 to Outlook Therapeutics’ Corporate Secretary at 111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above not later than the close of business on November 11, 2025 nor earlier than the close of business December 11, 2025. You are also advised to review our Bylaws, which contain a description of the information required to be submitted, as well as additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal No. 1, votes “For,” “Withhold” and, if applicable, broker non-votes; with respect to Proposal Nos. 2, 3, 4 and 5, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Withheld Votes / Abstentions	Effect of Broker Non-Votes
1	Election of Class III Directors	Plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors	Withheld votes will have no effect	No effect
2	Approval of the Convertible Note Share Issuance Proposal	“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes)	Abstentions will have no effect	No effect
3	Approval of the Authorized Share Increase Proposal	“For” votes cast exceed “against” votes cast	Abstentions will have no effect	No effect(1)
4	Ratification of KPMG LLP as Independent Registered Public Accounting Firm for year ended September 30, 2025	“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes)	Abstentions will have no effect	No broker non-votes; brokers have discretion to vote
5	A non-binding advisory vote on the compensation of Outlook Therapeutics’ named executive officers	“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes)	Abstentions will have no effect	No effect

(1)
While similar proposals are typically considered to be “routine” matters under NYSE rules, based on consultation with the NYSE, this proposal is considered a “non-routine” matter under NYSE rules given other related non-routine proposals being presented for approval at the Annual Meeting as discussed in this proxy statement.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present at the meeting in person or represented by proxy. On the Record Date, there were 24,905,635 shares of common stock outstanding and entitled to vote. Thus, shares representing 12,452,818 votes must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
This proxy statement, the Proxy Card and the annual report to stockholders will be available at
https://www.astproxyportal.com/ast/22704/.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors, or the Board, is divided into three classes, and each class has a three-year term. Vacancies and newly-created directorships on the Board shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has nine members. There are three Class III directors whose terms of office expire at the Annual Meeting in 2025. Each of the nominees listed below has been selected by the Board as a nominee in accordance with the recommendation of the Nominating and Corporate Governance Committee, or the Nominating Committee. Each of the nominees listed below has been previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2028 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. We do not have a formal policy regarding director or director nominee attendance at the Annual Meeting. One of our current directors attended the 2024 annual meeting of stockholders.
Directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. Accordingly, the nominees need to receive the highest number of affirmative votes to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board or, alternatively, our Board may leave a vacancy on our Board or reduce the number of directors to be elected at the Annual Meeting. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that the nominees will be unable to serve.
Nominees for Election
The following discussion includes brief biographies of each of the nominees for Class III Director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to recommend those persons as nominees for Class III Director, as of January 15, 2025.
On January 30, 2025, in order to achieve an equal balance of membership among the Board’s three classes of directors, the Board determined that Lawrence A. Kenyon should be reclassified from Class II, with a term expiring at the our 2027 Annual Meeting of Stockholders, to Class III, with a term expiring at this Annual Meeting of Stockholders. Accordingly, and solely to effect such change, on January 30, 2025, effective immediately, Mr. Kenyon resigned as a Class II director and was immediately elected by the Board as a Class III director. The resignation and re-election of Mr. Kenyon was effected solely to rebalance the Board’s classes, and for all other purposes, Mr. Kenyon’s service on the Board is deemed to have continued uninterrupted.
The Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board.

NAME	AGE	POSITION HELD WITH THE COMPANY, CLASS
Lawrence A. Kenyon	59	Interim Chief Executive Officer, Chief Financial Officer, Executive Vice President, Treasurer, Secretary, Director, Class III
Julian Gangolli	67	Director, Class III
Ralph H. “Randy” Thurman	75	Lead Independent Director, Class III
Lawrence A. Kenyon.    Mr. Kenyon has served as our Interim Chief Executive Officer since December 2024, a member of our Board since August 2018, as Chief Executive Officer and President from August 2018 to July 2021, as Interim Chief Executive Officer from June 2018 to August 2018, and as our Chief Financial Officer, Treasurer and Corporate Secretary since September 2015. Prior to that, from February 2014 to September 2015, Mr. Kenyon served as the Chief Financial Officer of Arno Therapeutics, Inc., a biopharmaceutical company focused on the development of therapeutics for cancer and other life-threatening diseases, and also as Chief Operating Officer from July 2014 to September 2015. From December 2011 to March 2013, Mr. Kenyon served as the Interim President & Chief Executive Officer, Chief Financial Officer and Secretary of Tamir Biotechnology, Inc., a publicly held biopharmaceutical company engaged in the development of oncology and anti-infective therapeutics. Prior to that, from December 2008 to July 2010, Mr. Kenyon was the Executive Vice President, Finance and, commencing in March 2009, the Chief Financial Officer of, Par Pharmaceutical Companies, Inc., a publicly held generic and branded specialty pharmaceutical company. Prior to March 2009, Mr. Kenyon was the Chief Financial Officer and Secretary of Alfacell Corporation, from January 2007 through February 2009 and also served at various times during this period as Alfacell’s Executive Vice President, Chief Operating Officer and President, and was a member of Alfacell’s board of directors from November 2007 to April 2009. Prior to joining Alfacell, Mr. Kenyon served as the Executive Vice President, Chief Financial Officer and Corporate Secretary at NeoPharm, Inc., a publicly traded biopharmaceutical company, from 2000 to 2006. Mr. Kenyon received a B.A. in Accounting from the University of Wisconsin — Whitewater and is a Certified Public Accountant in Illinois.
The Board believes Mr. Kenyon’s experience as our former and current interim Chief Executive Officer and as our Chief Financial Officer, combined with his experience in the biopharmaceutical industry, qualifies him to serve on the Board.
Julian Gangolli.   Mr. Gangolli has served as a member of the Board since April 2020. From May 2015 to April 2019, he served as President, North America of GW Pharmaceuticals Inc., and President of Greenwich Biosciences, Inc., the U.S. subsidiary of GW Pharmaceuticals Inc., where he was responsible for building out the U.S. commercial infrastructure. Mr. Gangolli also served as a member of the board of directors of GW Pharmaceuticals Inc. from July 2015 to March 2017. Prior to joining GW Pharmaceuticals Inc., Mr. Gangolli served as President of the North American Pharmaceutical division of Allergan, Inc. for 11 years. Prior to that, he served as Senior Vice President, U.S. Eye Care at Allergan, Inc. Prior to Allergan, Inc., Mr. Gangolli served in sales and marketing positions at VIVUS, Inc., Syntex Pharmaceuticals, Inc., and Ortho-Cilag Pharmaceuticals Ltd in the United Kingdom. Mr. Gangolli currently serves as a member of the board of directors of Krystal Biotech, Inc. and Revance Therapeutics. Mr. Gangolli holds a B.S. in Applied Chemistry from Kingston University.
The Board believes that Mr. Gangolli’s operating experience in the biopharmaceutical industry, experience at multiple public pharmaceutical companies and his expertise in the development and commercialization of specialty pharmaceutical products qualify him to serve on the Board.
Ralph H. “Randy” Thurman.   Mr. Thurman has served as the Lead Independent Director of the Board since January 2025, as Executive Chairman of the Board from June 2018 to January 2025 and has served as a member of the Board since April 2018. He also currently serves as a director of uMethod Inc, and as an Advisory Board Director for the Villanova Law School Scarpa Center for Law and Entrepreneurialism and is engaged as an independent advisor/operating executive in the private equity industry. Mr. Thurman was previously a member of the board of directors of Allscripts, Inc. and the Executive Chairman of Presbia PLC (an Orchard Capital Corporation company), a publicly-traded medical device company. From 2008 to 2011, Mr. Thurman served as Executive Chairman of CardioNet Inc. (now known as BioTelemetry, Inc.), and as its interim Chief Executive Officer from 2008 until 2010. From 2001 until 2007, Mr. Thurman was

Founder, Chairman and Chief Executive Officer of VIASYS Healthcare Inc., a diversified healthcare technology company, which was acquired by Cardinal Healthcare Inc. in 2007. Mr. Thurman served as a consultant to Cardinal Healthcare Inc. from the date of acquisition until 2008. From 1997 until 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, which provided advisory services to bio-pharmaceutical, genomic and medical device companies. From 1993 until 1997, Mr. Thurman was Chairman and Chief Executive Officer of Corning Life Sciences, Inc., and from 1984 until 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company, ultimately as its President. Mr. Thurman served as a fighter pilot in the United States Air Force, is a member of the Distinguished Flying Cross Society of America and graduated from the USAF Air Command and Staff College. Mr. Thurman holds a B.S. in Economics from Virginia Polytechnic Institute and an M.A. in Management from Webster University.
The Board believes Mr. Thurman’s expertise in corporate governance, operating and investing, as well as extensive expertise in the healthcare industry, qualify him to serve on the Board.
Vote Required
The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. Broker non-votes and withheld votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2026 (Class I) and 2027 (Class II) Annual Meetings
The following table sets forth information concerning our continuing directors as of January 15, 2025.
NAME	AGE	POSITION HELD WITH THE COMPANY, CLASS
Faisal G. Sukhtian	40	Chairman of the Board, Director, Class I
Gerd Auffarth, M.D.	60	Director, Class II
Yezan Haddadin	49	Director, Class I
Julia A. Haller, M.D.	70	Director, Class II
Kurt J. Hilzinger	64	Director, Class I
Andong Huang	27	Director, Class II
Faisal G. Sukhtian.   Mr. Sukhtian has served as Chairman of the Board since January 2025 and has served as a member of the Board since September 2017. Mr. Sukhtian is the Executive Director at GMS Holdings, a privately owned diversified investment company. Mr. Sukhtian oversees a number of investments within the GMS Holdings portfolio and has served as a director on the company’s board since 2008. Mr. Sukhtian has extensive experience in operations, strategy development and mergers and acquisitions in the biopharma and life sciences space. He has been the chairman of the board of Genepharm, a leading European B2B pharmaceutical company, since 2019. Mr. Sukhtian served as a member of the board of MS Pharma, a leading regional pharmaceutical company focused on the MENA region, since 2011. Mr. Sukhtian has served as Vice Chairman of the board of Agri Sciences, an international crop protection company headquartered in Jordan, since 2010. Mr. Sukhtian previously served on the boards of Stelis Biopharma, a biotech company based in India, from 2015 to 2021, as well as Alvogen, a global generics company, from 2008 to 2014. From 2008 to 2011, Mr. Sukhtian served as Executive Director of Munir Sukhtian International. Mr. Sukhtian has served as a member of the board of directors of Expert Petroleum, an oilfield services company based in Romania, since 2008, and Waterloo Industries, Inc., a manufacturer of tool storage based in the United States, from 2015 to 2017. Prior to joining GMS Holdings, Mr. Sukhtian worked at J.P. Morgan, in New York, where he worked primarily on mergers and acquisitions, debt and equity transactions serving clients in the industrials and transportation industries. Mr. Sukhtian received an M.B.A. from Columbia Business School and a B.S. in International Economics from Georgetown University’s School of Foreign Service. Mr. Sukhtian is designated to the Board by GMS Ventures pursuant to the Amended and Restated Investor Rights Agreement by and between the Company and GMS Ventures dated April 21, 2022.
The Board believes Mr. Sukhtian’s managerial and pharmaceutical industry experience qualifies him to serve on the Board.
Gerd Auffarth, M.D.   Prof. Dr. Auffarth has served as a member of the Board since April 2020. Prof. Dr. Auffarth is an internationally recognized ophthalmologist in the area of research and development as well as clinical care for patients. He currently serves as the Medical Director of Heidelberg University Eye Clinic. Prior to his appointment as Medical Director in 2011, he worked as a senior physician at the University Eye Clinic. He currently serves as the Director of the International Vision Correction Research Center (IVCRC) and the David J. Apple Laboratory for Ocular Pathology. He is a board member of the German and the European Society for Cataract and Refractive Surgery. In 2004 he was appointed Vice Chairman and Deputy Director of the Heidelberg Department of Ophthalmology; he was awarded Extraordinary Professorship in the Medical Faculty of the University of Heidelberg in May 2005. Prof. Dr. Auffarth holds an M.D. from RWTH Aachen University and a Ph.D. in Ocular Pathology from the Ruprecht-Karls University of Heidelberg.
The Board believes Prof. Dr. Auffarth’s experience and expertise in ophthalmology qualify him to serve on the Board.
Yezan Haddadin.   Mr. Haddadin has served as a member of the Board since October 2017. Since July 2017, Mr. Haddadin has served as chief executive officer of GMS Capital Partners LLC, an investment company focused on making direct private equity investments in North America. GMS Capital Partners LLC is a subsidiary of GMS Holdings. From 2014 to 2017, Mr. Haddadin served as the Chief Executive Officer and a member of the board of directors of a regional investment bank based in Amman, Jordan and

Dubai, United Arab Emirates. From 2013 to 2014, Mr. Haddadin served as an Advisor at Ripplewood Holdings LLC, a New York-based private equity firm. Mr. Haddadin also served as a Managing Director at Perella Weinberg Partners in New York from 2007 to 2013 and an Executive Director with J.P. Morgan in its mergers and acquisitions group from 2000 to 2007. Mr. Haddadin is member of the board of directors of Jordan Ahli Bank. Mr. Haddadin previously served as a member of the board of directors at Sixth of October Development & Investment Company, a publicly listed Egyptian real estate development company. Mr. Haddadin holds a J.D. from Northwestern University Law School and a B.S. in Foreign Service from Georgetown University. Mr. Haddadin is designated to the Board by GMS Ventures & Investments, or GMS Ventures, pursuant to the Amended and Restated Investor Rights Agreement by and between the Company and GMS Ventures dated April 21, 2022.
The Board believes Mr. Haddadin’s managerial and capital raising experience qualifies him to serve on the Board.
Julia A. Haller, M.D.   Dr. Haller has served as a member of the Board since August 2022. Dr. Haller has served as the Ophthalmologist-in-Chief of Wills Eye Hospital since November 2007, where she holds the William Tasman, M.D. Endowed Chair and is Professor and Chair of the Department of Ophthalmology at Sidney Kimmel Medical College at Thomas Jefferson University and Thomas Jefferson University Hospitals. Prior to her current positions, Dr. Haller trained at the Wilmer Eye Institute at Johns Hopkins where she served as the first female Chief Resident. She then joined the Johns Hopkins faculty where she directed the retina fellowship program and held the Katharine Graham Chair in Ophthalmology. Dr. Haller currently serves on the board of directors at Bristol Myers Squibb Co. and Opthea Limited and previously served on the board of directors at Eyenovia, Inc. and Celgene. Dr. Haller currently serves on the board of The Philadelphia Orchestra Association, is vice chair of the Board of Trustees of The College of Physicians of Philadelphia, chairs the Heed Ophthalmic Foundation, and is president of the council for the Johns Hopkins Medicine Alumni Association. Dr. Haller received an A.B. in Philosophy from Princeton University and her M.D. from Harvard University Medical School.
The Board believes Dr. Haller’s experience in ophthalmology, as well as her service on the board of directors for companies in the life sciences industry, qualify her to serve on the Board.
Kurt J. Hilzinger.   Mr. Hilzinger has served as a member of the Board since December 2015. Since 2007, Mr. Hilzinger has served as a partner at Court Square Capital Partners L.P., an independent private equity firm, where he is responsible for investing in the healthcare sector. Since July 2003, Mr. Hilzinger also has served in various capacities as a member of the board of directors at Humana, Inc., a managed care company, including serving as Lead Director from August 2010 to January 2014, and as Chairman since January 2014. In addition, Mr. Hilzinger also has served in several roles at Cencora, Inc. (formerly AmerisourceBergen Corporation) a healthcare company, including as a member of the board of directors from March 2004 to November 2007, as the President and Chief Operating Officer from October 2002 to November 2007 and as the Executive Vice President and Chief Operating Officer from August 2001 to October 2002. Mr. Hilzinger also serves on the Visiting Committee at the Ross School of Business at the University of Michigan. Mr. Hilzinger received a B.B.A. in Accounting from the University of Michigan and is a Certified Public Accountant in Michigan.
The Board believes Mr. Hilzinger’s experience and financial expertise in the healthcare sector qualify him to serve on our Board.
Andong Huang.   Mr. Huang has served as a member of the Board since June 2020. Mr. Huang has been Vice President, Business Development for Syntone Technologies Group (China) since 2017, focusing on strategic partnerships and international business relationships. Mr. Huang received his Honours Bachelor of Arts from the University of Toronto with majors in Economics and East Asian Studies and is fluent in Mandarin Chinese and English. Mr. Huang was initially appointed to the Board by Syntone Ventures LLC, or Syntone, pursuant to the Stock Purchase Agreement by and between the Company and Syntone, dated May 22, 2020.
The Board believes Mr. Huang’s industry experience and relationship with a significant investor qualify him to serve on the Board.

Family Relationships
There are no family relationships among any of our directors or executive officers or the persons nominated to become director.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the listing standards of The Nasdaq Stock Market, LLC, or Nasdaq, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our outside counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Prof. Dr. Auffarth, Dr. Haller, and Messrs. Gangolli, Haddadin, Hilzinger, Huang, Sukhtian and Thurman. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.
In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between us and entities with which some of our directors are or have been affiliated, including the relationships and transactions described in the section of this proxy captioned “Transactions with Related Persons,” and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.
Board Leadership Structure
The Board has an independent Chairman, Mr. Sukhtian, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.
Additionally, in connection with Mr. Thurman’s transition from the Executive Chairman role in January 2025, the Board appointed Mr. Thurman to the role of Lead Independent Director to help reinforce the independence of the Board as a whole. The position of Lead Independent Director has been structured to serve as an effective balance in situations where Mr. Sukhtian may have a conflict of interest between his role as a member of the Board and his role at GMS Ventures & Investments, or GMS Ventures, our largest stockholder. For example, GMS Ventures has participated in all of our recent financings, as described in more detail under the heading “Transactions with Related Persons.” If similar conflicts arise in the future, Mr. Thurman will be empowered to preside over meetings of the independent directors and act as liaison between the Chair and independent directors.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee of the Board, or the Audit Committee, has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of the Board, or the Compensation Committee, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports, as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
Meetings of the Board of Directors
The Board met five times during the last fiscal year. All Board members attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Information Regarding Committees of the Board of Directors
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. The following table provides current membership information for each of the standing committees of the Board:
Name	Audit	Compensation	Nominating and Corporate Governance	Executive
Lawrence A. Kenyon				X
Kurt J. Hilzinger	X*	X
Faisal G. Sukhtian			X*	X
Ralph “Randy” H. Thurman	X	X*		X
Yezan Haddadin		X		X
Julian Gangolli	X			X
Gerd Auffarth			X
Andong Huang
Julia A. Haller			X

*
Committee Chairperson

Below is a description of each standing committee of the Board.
The Board has determined that each member of the Audit Committee, Compensation Committee and Nominating Committee meets the applicable Nasdaq rules and regulations regarding “independence” as applicable to such committee and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee was established by the Board to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions:
•
evaluate the performance of and assesses the qualifications of our independent registered public accounting firm;

•
determine and approve the engagement of our independent registered public accounting firm;

•
determine whether to retain or terminate our existing independent registered public accounting firm or to appoint and engage new independent registered public accounting firms;

•
review and approve the retention of our independent registered public accounting firm to perform any proposed permissible non-audit services;

•
monitor the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by law;

•
review and approve or reject transactions between the Company and any related persons;

•
confer with management and our independent registered public accounting firm regarding the effectiveness of internal control over financial reporting;

•
establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•
meet to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors: Mr. Gangolli, Mr. Thurman and Mr. Hilzinger, with Mr. Hilzinger serving as Chair. The Audit Committee met four times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://ir.outlooktherapeutics.com/corporate-governance/governance-highlights.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has determined that each of the members of the Audit Committee satisfies the independence requirements under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board has also determined that Mr. Hilzinger qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.
Compensation Committee
The Compensation Committee is currently composed of three directors: Mr. Thurman, Mr. Hilzinger and Mr. Haddadin, with Mr. Thurman serving as Chair. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards).
The Compensation Committee met five times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at
https://ir.outlooktherapeutics.com/corporate-governance/governance-highlights.
The Compensation Committee acts on behalf of the Board to review, adopt, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•
review and approve, or recommend for approval to the Board, the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our executive officers, other senior management and directors; and

•
administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets as its members deem necessary or appropriate, but in no event less than once annually. The agenda for each meeting is usually developed by the Chair of the

Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the Securities and Exchange Commission, or the SEC, and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the fiscal year, the Compensation Committee engaged Mercer as a compensation consultant to evaluate long and short-term executive compensation and director compensation. Mercer reviewed our executive officer and director compensation relative to a peer group and against survey data available to them.
Nominating and Corporate Governance Committee
The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as members of the Board (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company.
The Nominating Committee is currently composed of three directors: Mr. Sukhtian, Prof. Dr. Auffarth and Dr. Haller, with Mr. Sukhtian serving as Chair. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating Committee meets as its members deem necessary or appropriate. The Board has adopted a written Nominating Committee charter that is available to stockholders on our website at https:// ir.outlooktherapeutics.com/corporate-governance/governance-highlights. The Nominating Committee met once during the fiscal year.
The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements, our ongoing contractual obligations, and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating Committee also takes into account the results of the Board’s self-evaluation, conducted annually. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
At this time, the Nominating Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.
The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830. Submissions must include the full name of the proposed nominee, age, business and residence address, current principal occupation or employment of the nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, the class and number of shares of each class of capital stock of the corporation that are owned of record and beneficially by such nominee, and the date or dates on which such shares were acquired and the investment intent of such acquisition. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Executive Committee
Our Board formed the Executive Committee to meet as needed and provide frequent oversight and guidance to management. We believed this to be critical given our small senior management team, liquidity position, and need to maximize the resources of the Board to continue to develop ONS-5010 and maximize stockholder value. The Executive Committee is composed of our Chairman, Mr. Sukhtian, Mr. Gangolli, Mr. Haddadin, Mr. Kenyon and Mr. Thurman. The Executive Committee meets as needed and provides guidance and direction to the executive management team.
Stockholder Communications with the Board of Directors
Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is publicly available on our website under the Investors & Media section at ir.outlooktherapeutics.com. This website address is intended to be an inactive, textual reference only; none of the material on this website is part of this proxy statement. We intend to promptly disclose on our website or in a Current Report on Form 8-K in the future (i) the date and nature of any amendment (other than technical, administrative or other non-substantive amendments) to the Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and (ii) the nature of any waiver, including an implicit waiver, from a provision of the Code of Conduct that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers and employees. A copy of the Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended September 30, 2024. In addition, it is the Company’s practice to comply with the applicable laws and regulations relating to insider trading.
Corporate Governance Guidelines
We have Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for the Audit Committee, Compensation Committee and Nominating Committee may be viewed at https://ir.outlooktherapeutics.com/corporate-governance/governance-highlights.

PROPOSAL 2
APPROVAL OF CONVERTIBLE NOTE SHARE ISSUANCE PROPOSAL
Overview
You are being asked to consider and vote upon a proposal that provides for the potential issuance of a number of shares of our common stock in excess of 19.99% of our outstanding shares of common stock upon the conversion of an unsecured convertible promissory note with a face amount of $33,100,000, or the New Note, that we agreed to issue in a private placement pursuant to a securities purchase agreement, dated January 31, 2025, or the SPA, at a conversion price per share less than the “minimum price” under Nasdaq Listing Rule 5635, if required pursuant to the terms of the New Note, or the Convertible Note Share Issuance Proposal.
The New Note is being issued in order to refinance the Company’s outstanding obligations under the Existing Note, as defined and described in greater detail below.
The Existing Promissory Note
On December 28, 2022, the Company issued a convertible promissory note with a face amount of $31,820,000, as amended from time to time, the Existing Note, to Streeterville Capital, LLC, or the Current Lender. The Existing Note matures on July 1, 2025. As of January 15, 2025, the outstanding obligations under the Existing Note, including accrued and unpaid interest and the applicable exit fee were $32,373,792.
The initial conversion price with respect to $15,000,000 in aggregate principal amount of the Existing Note is $7.00 per share, and the remaining aggregate principal amount of the Existing Note is convertible at a conversion price of $40.00 per share, which we collectively refer to as the Existing Note Conversion Price. The Existing Note currently bears interest at the prime rate (as published in the Wall Street Journal) plus 3% (subject to a floor of 9.5%) and we have an obligation to repay at least $3,000,000 of the outstanding balance of the Existing Note for each calendar quarter beginning with the second calendar quarter of 2024 (subject to adjustment for conversions by the Current Lender and to payment of an exit fee) and continuing until the Existing Note is repaid in full.
Upon the occurrence of certain events described in the Existing Note, including, among others, our failure to pay amounts due and payable under the Existing Note, events of insolvency or bankruptcy, failure to observe covenants contained in the Securities Purchase Agreement related to the Existing Note, breaches of representations and warranties in the Securities Purchase Agreement related to the Existing Note, and occurrence of certain transactions without the Current Lender’s consent (each such event, an Existing Note Trigger Event), the Current Lender shall have the right, subject to certain exceptions, to increase the balance of the Existing Note by 10% for a Major Trigger Event (as defined in the Existing Note) and 5% for a Minor Trigger Event (as defined in the Existing Note). If a Trigger Event is not cured within ten trading days of written notice thereof from the Current Lender, it will result in an event of default . Following such an event of default, the Current Lender may accelerate the Existing Note such that all amounts thereunder become immediately due and payable, and interest shall accrue at a rate of 22% annually until paid. Under the Existing Note, following a Major Trigger Event, the conversion price will be adjusted to the lesser of (i) $3.512 per share (subject to adjustment for stock splits and stock combinations), and (ii) 90% multiplied by the lowest closing bid price of the Company’s common stock in the three trading days prior to the date on which the conversion notice is delivered; provided, however, that if the conversion price is below $3.512 per share, the Company will be required to satisfy a conversion notice from the Current Lender in cash.
The New Convertible Promissory Note
On January 31, 2025, we entered into the SPA, with Avondale Capital, LLC, or the Lender, pursuant to which we expect to issue to the Lender the New Note with a face amount of $33,100,000. The issuance of the New Note is expected to occur after the Annual Meeting, subject to the closing conditions outlined below. The New Note will initially bear interest at the prime rate (as published in the Wall Street Journal) plus 3% (subject to a floor of 9.5%) and will be scheduled to mature on July 1, 2026. We will have an obligation to repay at least $3,000,000 of the outstanding balance of the New Note for each calendar quarter beginning with the second calendar quarter of 2025 (subject to adjustment for conversions by the Lender and to payment of an exit fee of 7.5%), or the Quarterly Debt Reduction Obligations.
The SPA contains customary representations, warranties, and covenants of the Company and the Lender, as well as a participation right of the Lender to acquire certain debt obligations or convertible securities we may issue in the future.
Beginning on the earlier of (i) six months following the issuance of the New Note and (ii) the date on which a registration statement registering the resale of shares of common stock issuable upon conversion of the New Note, or the Registration Statement, is declared effective, or the Conversion Commencement Date, the Lender will have the right to convert all or any portion of the outstanding balance under the New Note into a number of shares of common stock obtained by dividing the amount of the New Note being converted by the Conversion Price (as defined below). In addition, we will have the right to convert all or any portion of the outstanding balance under the New Note into shares of common stock at the Conversion Price if certain conditions have been met at the time of conversion, including if at any time after the Conversion Commencement Date, the daily volume-weighted average price of our common stock on Nasdaq equals or exceeds $3.00 per share (subject to adjustments for stock splits and stock combinations) for a period of 30 consecutive trading days and the median daily dollar trading volume during the preceding 30 trading day period is greater than or equal to $1,000,000. We may make payments (i) in cash, (ii) in shares of common stock, with the number of shares being equal to the portion of the applicable payment amount divided by the Conversion Price, or (iii) a combination of cash and shares of common stock. Any payments made by us in cash, including prepayments or repayment at maturity, will be subject to an additional fee of 7.5%.
Pursuant to the SPA, we have agreed to file the Registration Statement within seven days following the closing of the transactions contemplated by the SPA, or the Closing, and to use commercially reasonable efforts to have such Registration Statement declared effective within 45 days of filing, or the Effectiveness Deadline. In the event the Registration Statement is not declared effective by the Effectiveness Deadline, the outstanding balance will, on the Effectiveness Deadline and each 30th day thereafter, automatically be increased by 0.5% until the Registration Statement is declared effective.
The New Note will provide that the Company shall not effect any conversion of the New Note to the extent that, after giving effect to the conversion, the Lender (together with its affiliates), would beneficially own a number of shares of common stock exceeding 4.99% of the number of shares of common stock outstanding on such date immediately after giving effect to such conversion, or the Beneficial Ownership Limitation; provided, however, that the Beneficial Ownership Limitation will be increased to 9.99% at such time our market capitalization is less than $25 million. By written notice to us, the Lender may increase, decrease or waive the Beneficial Ownership Limitation as to itself, but any such waiver will not be effective until the 61st day after delivery thereof.
The Closing and the issuance of the New Note is subject to the satisfaction of certain closing conditions, notably the approval by the Company’s stockholders of the issuance of shares of common stock in excess of 19.99% to Lender if required by the terms of the New Note. At the Closing, we will use the proceeds from the New Note to repay in full the outstanding obligations under the Existing Note, including accrued and unpaid interest and the applicable exit fee, of $32,373,792 (estimated as of January 15, 2025) and terminate the Existing Note.
Upon the occurrence of certain events described in the New Note, including, among others, our failure to pay amounts due and payable under the New Note, failure to comply with the Quarterly Debt Reduction Obligations, events of insolvency or bankruptcy, failure to observe covenants contained in the SPA and the New Note, breaches of representations and warranties in the SPA, and occurrence of certain transactions without the Lender’s consent (each such event, a Trigger Event), the Lender shall have the right, subject to certain exceptions, to increase the balance of the New Note by 10% for a Major Trigger Event (as defined in the New Note) and 5% for a Minor Trigger Event (as defined in the New Note). If a Trigger Event is not cured within ten trading days of written notice thereof from the Lender, it will result in an event of default (such event, an Event of Default). Following an Event of Default, the Lender may accelerate the New Note such that all amounts thereunder become immediately due and payable, and interest shall accrue at a rate of 22% annually until paid. Under the New Note, “Conversion Price” means, prior to a Major Trigger Event,

$2.26 per share (subject to adjustment for stock splits and stock combinations), and following a Major Trigger Event, the lesser of (i) $2.26 per share (subject to adjustment for stock splits and stock combinations), and (ii) 90% multiplied by the lowest closing bid price in the three trading days prior to the date on which the conversion notice is delivered; provided, however, that if the Conversion Price is below $0.404 per share (subject to adjustment for stock splits and stock combinations), which may be subject to change in the future to the extent permitted by stock exchange rules in effect at the time of such change, the Company will be required to satisfy a conversion notice from the Lender in cash.
Additional information concerning the SPA and the New Note is contained in our Current Report on Form 8-K filed with the SEC on January 31, 2025, which is incorporated by reference herein.
If this Proposal No. 2 is not approved by our stockholders at the Annual Meeting, the Closing will not occur, and our indebtedness under the Existing Note will remain outstanding. In such case, we will be required to repay the Existing Note on its maturity date of July 1, 2025 or otherwise restructure or refinance the Existing Note.
Why We Need Stockholder Approval
Our common stock is listed on The Nasdaq Capital Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635. Below is an overview of the relevant provisions of Nasdaq Listing Rule 5635 as they relate to the issuance of common stock upon conversion of the New Note and the Convertible Note Share Issuance Proposal.
Nasdaq Listing Rule 5635(d)(2)
Nasdaq Listing Rule 5635(d) requires stockholder approval for certain transactions, other than public offerings, involving the issuance of 20% or more of the total pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)). Although the Conversion Price of $2.26 exceeds the Minimum Price (calculated as of the date immediately preceding the execution of the SPA), as described above, upon the occurrence of certain Triggering Events and/or Events of Default, the Conversion Price may be lowered and the principal amount under the New Note increased, resulting in the issuance of common stock in excess of 19.99% of our outstanding shares of common stock at a conversion price per share less than the Minimum Price. Accordingly, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(d)(2).
Nasdaq Listing Rule 5635(b)
Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to an issuance of securities that could result in a “change of control” of a listed company, which for Nasdaq purposes is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position. As described above, upon the occurrence of certain Triggering Events and/or Events of Default, the Conversion Price may be lowered and the principal amount under the New Note increased, resulting in the issuance of common stock in excess of 19.99% of our outstanding shares of common stock. Although the New Note includes the Beneficial Ownership Limitation, the Lender may increase, decrease or waive the Beneficial Ownership Limitation as to itself and, as a result, the Lender may receive shares of common stock in an amount that could result in the Lender holding the Company’s largest ownership position. Accordingly, we are also seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(b).
Our Board has determined that it would be advisable and in the best interest of the Company and our stockholders to enable the Lender to be repaid under the New Note through the exercise of the Lender’s conversion rights thereunder rather than in cash.
Potential Effects of this Proposal
If the Convertible Note Share Issuance Proposal is approved, the issuance of shares of our common stock upon conversion of the New Note would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. For example, if the entire principal amount under the New Note of $33,100,000 were converted at the Conversion Price of $2.26 per share, then the conversion would result in the issuance of 14,646,018 shares of our common stock, which would increase our common stock outstanding as of January 15, 2025 from 24,905,635 shares to 39,551,653 shares (an increase of 58.8%). Either a decrease in the Conversion Price below $2.26 or an increase in the principal or unpaid interest under the New Note would increase the number of shares of common stock issued in a conversion under the New Note. Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon conversion of the New Note in order to maintain their proportionate ownership of the common stock. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.
Potential Effects of Non-Approval of this Proposal
If the Convertible Note Share Issuance Proposal is not approved by our stockholders at the Annual Meeting, the Closing will not occur, and our indebtedness under the Existing Note will remain outstanding. In such case, we will be required to repay the Existing Note on its maturity date of July 1, 2025 or otherwise restructure or refinance the Existing Note. We do not currently have sufficient resources to repay the outstanding balance under the Existing Note in cash, and our inability to discharge such indebtedness may also materially adversely affect our ability to raise capital from third parties on attractive terms, if at all.
Vote Required
The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) will be required to approve this Convertible Note Share Issuance Proposal. Abstentions and broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
APPROVAL OF AUTHORIZED SHARE INCREASE PROPOSAL
Overview
The Board believes that it is advisable and in Outlook Therapeutics’ best interests and in the best interests of our stockholders to amend our Restated Certificate to increase the total number of authorized shares of common stock from 60,000,000 shares to 260,000,000 shares, or the Authorized Share Increase Proposal. On January 30, 2025, the Board adopted resolutions approving the proposed certificate of amendment of the Restated Certificate in substantially the form attached hereto as Appendix A, or the Common Increase Amendment. At that time, the Board declared the proposed Common Increase Amendment to be advisable and in the best interests of Outlook Therapeutics and our stockholders and is accordingly submitting the Authorized Share Increase Proposal for approval by our stockholders.
If stockholders approve this Proposal No. 3, we expect to file the Common Increase Amendment with the Secretary of State of the State of Delaware to increase the number of authorized shares of our common stock as soon as practicable following stockholder approval. In this regard, upon filing of the Common Increase Amendment with the Secretary of State of the State of Delaware, Article IV, Paragraph A of the Restated Certificate would be amended as follows, with the proposed additions underlined and proposed deletions stricken through:
“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is two hundred seventy million (270,000,000) shares. two hundred and sixty million (260,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01).”
As of the close of business on January 24, 2025, of our 60,000,000 authorized shares of common stock, there were 32,017,179 shares of common stock issued and outstanding. In addition to the shares of common stock outstanding on January 24, 2025, there were 14,193,772 shares reserved for issuance pursuant to outstanding warrants, 1,253,487 shares reserved for issuance upon conversion of the Existing Note and 7,341,308 shares reserved for issuance under our various equity compensation plans. As of January 24, 2025, there were 5,194,254 shares remaining available for issuance. In addition, our ability to satisfy our conversion obligations to the Lender under the New Note, if and when issued, is contingent upon our ability to increase the number of authorized shares of common stock (see Proposal No. 2). Additionally, we in connection with a warrant inducement transaction in January 2025, we issued warrants to purchase an aggregate of 7,074,637 shares of common stock, the exercisability of which is contingent upon the approval of this Proposal No. 3, or the Contingent Warrants. The Contingent Warrants are not reflected in the warrant reserve set forth above. Finally, in January 2025, we entered into a warrant inducement letter with Syntone Ventures, LLC, or Syntone, pursuant to which Syntone agreed to exercise existing warrants to purchase an aggregate of 1,071,429 shares of common stock in exchange for new warrants to purchase up to 2,142,858 shares of common stock. The closing of the Syntone warrant inducement is contingent upon Syntone’s receipt of certain regulatory approvals, and the exercisability of half (1,071,429) of the new warrants issuable to Syntone, or the Syntone Contingent Warrants, is contingent upon the approval of this Proposal No. 3. Given that the Syntone warrant inducement transaction has not yet closed, the shares of common stock issuable on exercise of Syntone’s existing warrants are not reflected in the outstanding shares number and the new Syntone warrants are not included in the warrant reserve above. Accordingly, at present, there are not sufficient available unissued and unreserved authorized shares of our common stock to meet the needs of our business described below under “— Reasons for the Increase in Authorized Shares.”
Under the terms of the Existing Note, the Lender has the right to convert all or any portion of the outstanding balance under the Existing Note into a number of shares of common stock obtained by dividing the relevant portion of the Existing Note being converted by the applicable Existing Note Conversion Price. The Existing Note Conversion Price with respect to $3,750,000 of the Existing Note is $7.00 and the Existing Note Conversion Price applicable to the balance of the Existing Note, or $28,710,901, is $40.00. The Existing Note reserve described above was calculated by dividing $3,750,000 by $7.00 and $28,710,901 by $40.00. The above Existing Note reserve as of the Record Date does not account for potential increases in the number of shares of common stock issuable on conversion of the Existing Note in connection with an Event of Default under the Existing Note. See “Proposal 2  —  Approval of the Convertible Note Share Issuance Proposal  —  The Existing Promissory Note” for more information on the impact of an Event of Default under the Existing Note.
The proposed Common Increase Amendment would increase the number of shares of common stock that we are authorized to issue from 60,000,000 shares of common stock to 260,000,000 shares of common stock, representing an increase of 200,000,000 shares of authorized common stock, with a corresponding increase in the total authorized capital stock, which includes common stock and preferred stock, from 70,000,000 shares to 270,000,000 shares.
Reasons for the Increase in Authorized Shares
We have not generated any revenue from product sales. Since inception, we have incurred net losses and negative cash flows from our operations. Through September 30, 2024, we have funded substantially all of our operations through $530.9 million in net proceeds from the sale and issuance of our equity securities, debt securities and borrowings under debt facilities. We have also received an aggregate of $29.0 million pursuant to our collaboration and licensing agreements for our inactive biosimilar development programs through such date. We anticipate incurring additional losses until such time, if ever, that we can generate significant sales of ONS-5010/LYTENAVA or any other product candidate we may develop. We will need substantial additional financing to fund our operations and to commercially launch ONS-5010/LYTENAVA or any other product candidate we may develop.
Moreover, as of January 15, 2025, we had an aggregate of $32,373,792 of outstanding obligations, including accrued and unpaid interest and the applicable exit fee, under the Existing Note, which matures on July 1, 2025. We do not at this time have sufficient cash resources to repay the Existing Note and, accordingly, intend to refinance the Existing Note through issuance of the New Note as described above under Proposal No. 2. If the Convertible Note Share Issuance Proposal is approved and the New Note is issued, we will be required to initially reserve an aggregate of 15,000,000 shares of common stock for issuance upon conversion of the New Note, which amount may be increased if and to the extent the Conversion Price is adjusted as described above under Proposal No. 2. Even if we are able to terminate the Existing Note and repurpose the shares reserved for issuance under the Existing Note for conversions of the New Note, we would still not have sufficient authorized but unissued shares to satisfy a significant portion of our indebtedness obligations under the New Note and would be forced to satisfy such obligations in cash, which would divert valuable cash resources away from pursuing our strategic objectives. Alternatively, we may be required to, among other things, make further reductions in our workforce, scale back our plans and place certain activities on hold, discontinue our development programs, liquidate all or a portion of our assets, and/or seek protection under the provisions of the U.S. Bankruptcy Code.
In light of our capital needs, we regularly consider fund raising opportunities and may decide, from time to time, to raise capital based on various factors, including market conditions and our plans of operation. In this regard, if the Board determines that raising additional capital through issuing the additional shares of common stock is desirable, we want to be able to act quickly if market conditions are favorable. Given the lack of sufficient available unissued and unreserved authorized shares of our common stock, if this Proposal No. 3 is not approved, we will not be able to raise future capital without first obtaining stockholder approval for an increase in the number of authorized shares of common stock. The cost, prior notice requirements and delay involved in obtaining stockholder approval at the time that corporate action may be necessary or desirable could completely eliminate our ability to opportunistically capitalize on favorable market windows, which could delay or preclude our ability to advance our development and potential commercialization efforts. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and commercial and clinical personnel, and if the Authorized Share Increase Proposal is not approved by our stockholders, the lack of unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities that the Compensation Committee deems appropriate could adversely impact our ability to achieve these goals. In summary, if our stockholders do not approve this Proposal No. 3, we may not be able to access the capital markets; use common stock to retire or pay down current or future indebtedness; continue to conduct the research and development and clinical and regulatory activities necessary to bring ONS-5010/LYTENAVA and any other product candidates to market; complete future corporate collaborations and partnerships; attract, retain and motivate employees, officers, directors, consultants and/or advisers; and pursue other business opportunities integral to our growth and success, all of which could severely harm our business and our prospects.
As of the date of this proxy statement, the Board has no definitive plans, arrangements or understandings to issue any of the additional shares of common stock that would be available as a result of the approval of the Authorized Share Increase Proposal, except as described in Proposal No. 2 (Convertible Note Share Issuance Proposal) and the issuance of shares of common stock upon exercise, if any, of the Contingent Warrants and Syntone Contingent Warrants. Our Board believes it is appropriate to increase our authorized shares of common stock so that we have shares of common stock available to provide additional flexibility to promptly and appropriately use our common stock for business and financial purposes in the future, as well as to have sufficient shares available to provide appropriate equity incentives for our employees and other eligible service providers. The additional shares of common stock, if approved, may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers, directors, consultants and/or advisers; using common stock to retire or pay down current or future indebtedness; establishing collaborative or partnering arrangements with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes.
The Board believes that the proposed increase in authorized common stock will make sufficient shares available to provide the additional flexibility necessary to pursue our strategic objectives. Over the past several years, our authorized common stock has allowed us the flexibility to pursue a number of financing transactions that were key to enabling our support of our ONS-5010 development program while at the same time enabling us to continue to provide the employee equity incentives that we deem necessary to attract and retain key employees. Unless our stockholders approve this Proposal No. 3, we will not have sufficient unissued and unreserved authorized shares of common stock to support the growth needed to continue the development and/or support the commercial launch of ONS-5010/LYTENAVA and any other product candidates in the future and to respond to compensatory needs by implementing new or revised equity compensation plans or arrangements, all of which could severely harm our business and our prospects.
Effects of the Increase in Authorized Shares
The additional common stock proposed to be authorized under the Common Increase Amendment would have rights identical to our current outstanding common stock. Stockholder approval of the Common Increase Amendment and issuance of the common stock authorized thereby would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the proposed Common Increase Amendment could be issued by the Board without further vote of our stockholders except as may be required in particular cases by the Restated Certificate, applicable law, regulatory agencies or Nasdaq rules. Under the Restated Certificate, our stockholders do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current stockholders do not have a prior right thereunder to purchase any newly issued shares of common stock in order to maintain their proportionate ownership interests in us.
The increase in our authorized shares of common stock could also have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of Outlook Therapeutics difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of a person seeking to obtain control of Outlook Therapeutics. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Although this proposal to approve the Common Increase Amendment has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), and the Board does not intend or view the proposed increase in the number of authorized shares of common stock as an anti-takeover measure, stockholders should nevertheless be aware that approval of this Proposal No. 3 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices.
Vote Required
In order to be approved, the votes cast “for” this Authorized Share Increase Proposal must exceed the votes cast “against” this proposal. Abstentions and broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since October 2015. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees for services rendered to the Company for the fiscal years ended September 30, 2024 and 2023 by KPMG LLP, our independent registered public accounting firm.
	Fiscal Year Ended September 30,
	2024	2023
Audit Fees	$722,000	$752,930
Audit-Related Fees	—	—
Tax Fees	$80,000	68,000
All Other Fees	—	—
Total Fees	$802,000	$820,930
Audit Fees.   This category consists of the annual audit of our consolidated financial statements and the interim reviews of the quarterly consolidated financial statements and services rendered in connection with registration statements, including comfort letters and consents.
Audit-Related Fees.   This category consists of fees billed for professional services provided in connection with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under Audit Fees.
Tax Fees.   This category includes all fees associated with tax compliance, tax advice and tax planning work.
All Other Fees.   This category consists of fees for all other services that are not reported above.
Pre-Approval Policies and Procedures
Our Audit Committee charter provides that the Audit Committee will approve the fees and other significant compensation to be paid to our independent registered public accounting firm, and pre-approve all audit services and all non-audit services of our independent registered public accounting firm permitted under applicable law. The charter also provides that the Audit Committee may establish other pre-approval policies and procedures for the engagement of our independent registered public accounting firm to render services to us, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting. The Audit Committee has approved all audit and audit-related work covered by the audit fees and tax fees.
Vote Required
The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) will be required to ratify the selection of KPMG LLP. Brokers are entitled to vote on this proposal. Abstentions will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing by Outlook Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2024 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.
Julian Gangolli
Kurt J. Hilzinger
Ralph “Randy” H. Thurman

PROPOSAL 5
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC, or the Dodd-Frank Act), the Company is providing its stockholders the opportunity to cast a non-binding, advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the named executive officers’ compensation. As most recently approved by stockholders at the annual meeting of stockholders in 2024 and consistent with the Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis. The next stockholder vote on the frequency of a stockholder vote on the compensation of the named executive officers will occur no later than at the Company’s 2028 annual meeting of stockholders.
The Company’s named executive officer compensation program is designed to attract, reward and retain the caliber of officers needed to ensure the Company’s continued growth and profitability. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers described in this proxy statement. The compensation of our named executive officers is disclosed in the section of this proxy statement titled “Executive Compensation”, the compensation tables, and the related narrative disclosure contained therein. We believe that our named executive officer compensation program is competitive within our industry and strongly aligned with the long-term interests of our stockholders. Our Compensation Committee regularly reviews our named executive officer compensation program to ensure that it achieves the desired goals of aligning our named executive officer compensation structure with our stockholders’ interests and current market practices.
For these reasons, the Board recommends a vote in favor of the following resolution:
“RESOLVED, that the stockholders of Outlook Therapeutics, Inc. (the “Company”) approve, on an advisory basis, compensation paid to the Company’s named executive officers, as disclosed in Part III of the Company’s annual report on Form 10-K for the year ended September 30, 2024 and its proxy statement for the Annual Meeting, pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion.”
Vote Required
As an advisory vote, this proposal is not binding upon the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and the Compensation Committee, which is responsible for designing and administering the Company’s named executive officer compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. Furthermore, stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board at any time throughout the year. This proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes). Abstentions and broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information relating to the beneficial ownership of our common stock as of January 15, 2025, by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Applicable percentage ownership and total voting power are based on 24,905,635 shares of common stock outstanding as of January 15, 2025. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. Shares of common stock issuable upon vesting, exercise or conversion of outstanding equity awards or preferred stock that are exercisable, subject to vesting or convertible within 60 days after January 15, 2025 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the awards, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
As otherwise noted below, the address for persons listed in the table is c/o Outlook Therapeutics, Inc., 111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830.
	Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned	%
Five Percent Stockholders (other than directors and officers):
GMS Ventures and Investments(1)	9,266,645	32.7%
Syntone Ventures, LLC(2)	2,776,867	10.7%
Entities affiliated with Great Point Partners LLC(3)	2,481,973	10.0%
Tang Capital Partners, LP(4)	2,215,851	8.9%
Entities affiliated with Sphera(5)	1,458,192	5.9%
Named Executive Officers and Directors:
Lawrence A. Kenyon, Director, Chief Financial Officer, Interim Chief Executive Officer, Treasurer and Corporate Secretary(6)	253,341	1.0%
Jeff Evanson, Chief Commercial Officer(7)	78,368	*
C. Russell Trenary III, Former Director, President and Chief Executive Officer(8)	447,551	1.8%
Faisal G. Sukhtian, Executive Chairman(9)	81,799	*
Ralph H. “Randy” Thurman, Lead Independent Director(10)	69,307	*
Gerd Auffarth, M.D, Director(11)	41,607	*
Julian Gangolli, Director(12)	50,154	*
Yezan Haddadin, Director(13)	80,941	*
Julia A. Haller, M.D. Director(14)	26,270	*
Kurt J. Hilzinger, Director(15)	94,054	*
Andong Huang, Director(16)	38,982	*
All executive officers and directors as a group (10 persons)	1,262,374	4.8%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

†
Represents voting power of less than one percent (1%) of the outstanding common stock.

(1)
Based on a Schedule 13D/A filed with the SEC on March 20, 2024 reporting beneficial ownership as of March 18, 2024. Includes 3,458,571 shares of common stock issuable upon exercise of outstanding warrants. GMS Ventures & Investments, a Cayman Islands exempted company, is a private investment vehicle and wholly owned subsidiary of GMS Holdings. Ghiath M. Sukhtian, or Sukhtian, a natural person, is the holder of a controlling interest in GMS Holdings. The principal office address of Sukhtian is Zahran Street, 7th Circle Zahran Plaza Building, 4th Floor P.O. Box 142904, Amman, Jordan 11844.

(2)
Based on a Schedule 13D/A filed with the SEC on April 17, 2024 reporting beneficial ownership as of April 15, 2024. Includes 1,071,429 shares of common stock issuable upon exercise of outstanding warrants. All shares are held directly by Syntone Ventures LLC, a Delaware limited liability company, or Syntone. Syntone LLC, a Delaware limited liability company, or the Manager, is the manager of Syntone, and is wholly-owned by Syntone Technologies Group Co. Ltd., a company organized in the People’s Republic of China, or Syntone Technologies. The principal business address for each of Syntone and the Manager is 1517 Champlain Crest Way, Cary, NC 27513. The principal business address for Syntone Technologies is Beihuan Road East, Renqiu City, Heibei Province, People’s Republic of China.

(3)
Based on Schedule 13G filed with the SEC on April 8, 2024 reporting beneficial ownership as of April 1, 2024. The reporting persons hold an aggregate of 2,220,000 shares of common stock issuable upon exercise of outstanding warrants; however, the provisions of such warrants restrict the exercise of such warrants to the extent that, after giving effect to such exercise, the holder of the warrants and its affiliates, together with any other person or entities with which such holder would constitute a group, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise. As a result, an aggregate of 751,324 shares underlying such warrants were reported as being beneficially owned by the reporting persons in the Schedule 13G. Consists of (i) 816,960 shares of common stock held by Biomedical Value Fund, L.P., or BVF, and 414,731 shares of common stock underlying warrants held by BVF (of the total warrants to purchase 1,225,440 shares of common stock held by BVF), (ii) 562,400 shares of common stock held by Biomedical Offshore Value Fund, Ltd., or BOVF, and 285,503 shares of common stock underlying warrants held by BOVF (of the total warrants to purchase 843,600 shares of common stock held by BOVF) and (iii) 100,640 shares of common stock held by Cheyne Global Equity Fund (an Open-Ended Fund of Cheyne Select Master Fund ICAV), or CGEF and together with BVF and BMOVF, the GPP Entities, and 51,090 shares of common stock underlying warrants held by CGEF (of the total warrants to purchase 150,960 shares of common stock held by CGEF). Great Point Partners LLC, or GPP LLC, is the investment manager of BVF and BOVF and the sub-advisor to CGEF, and by virtue of such status may be deemed to be the beneficial owner of the securities held by the GPP Entities. Each of Dr. Jeffrey R. Jay, M.D., as Senior Managing Member of GPP LLC, and Mr. Ortav Yehudai, as Managing Director of GPP LLC, has voting and investment power with respect to securities held by the GPP Entities, and therefore may be deemed to be the beneficial owner of the securities held by the GPP Entities. Notwithstanding the above, GPP LLC, Dr. Jay and Mr. Yehudai disclaim beneficial ownership of the securities held by the GPP Entities except to the extent of their respective pecuniary interests. The principal business address for the GPP Entities is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(4)
Based on Schedule 13G filed with the SEC on March 28, 2024 reporting beneficial ownership as of March 18, 2024. The reporting person holds an aggregate of 1,151,933 shares of common stock issuable upon exercise of outstanding warrants; however, the provisions of such warrants restrict the exercise of such warrants to the extent that, after giving effect to such exercise, the holder of the warrants and its affiliates, together with any other person or entities with which such holder would constitute a group, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise. As a result, an aggregate of 596,439 shares underlying such warrants were reported as being beneficially owned by the reporting person in the Schedule 13G. All shares are held directly by Tang Capital Partners, LP. Kevin Tang is the sole manager of Tang Capital Management, LLC, which is the general partner of Tang Capital Partners, LP. Kevin Tang has a pecuniary interest in the shares beneficially held by Tang Capital Partners, LP. The principal business address of the reporting person is 4747 Executive Drive, Suite 210 San Diego, CA 92121.
(5)
This information was obtained from the stockholder in connection with our filing of the Registration Statement on Form S-3 (Registration No. 333- 278209) on March 25, 2024, and reflects beneficial ownership as of March 18, 2024. Consists of (i) 509,412 shares of common stock held by Sphera Biotech Master Fund LP, or Sphera Biotech, and 728,571 shares of common stock underlying warrants held by Sphera Biotech and (ii) 91,638 shares of common stock held by Sphera Global Healthcare Master Fund, or Sphera Global and together with Sphera Biotech, the Sphera Funds, and 128,571 shares of common stock underlying warrants held by Sphera Global. Sphera Biotech GP LP, or Sphera General Partner, is the general partner of Sphera Biotech. Sphera Global Healthcare Management LP is the general partner of the Sphera General Partner, and acts as the Investment Manager for the Sphera Funds, and holds voting and investment power over the shares held by each of them. Accordingly, Sphera Global Healthcare Management LP may be deemed to have beneficial ownership of the shares held by the Sphera Funds. Sphera Global Healthcare Management LP disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein. The shares of common stock issuable upon exercise of the warrants held by each of the Sphera Funds are subject to a beneficial ownership limitation of 9.99%. The principal business address of the reporting persons is 4 Yitzhak Sadeh, Entrance A, 29th Floor, Tel Aviv 6777520, Israel.

(6)
Includes 247,395 shares of common stock issuable under outstanding options held by Mr. Kenyon exercisable within 60 days of January 15, 2025.

(7)
Includes 41,070 shares of common stock issuable under outstanding options held by Mr. Evanson exercisable within 60 days of January 15, 2025.

(8)
Includes 444,805 shares of common stock issuable under outstanding options held by Mr. Trenary exercisable within 60 days of January 15, 2025.

(9)
Includes 78,399 shares of common stock issuable under outstanding options held directly by Mr. Sukhtian exercisable within 60 days of January 15, 2025.

(10)
Includes 69,307 shares of common stock issuable under outstanding options held by Mr. Thurman exercisable within 60 days of January 15, 2025.

(11)
Represents shares of common stock issuable under outstanding options held by Prof. Dr. Auffarth exercisable within 60 days of January 15, 2025.

(12)
Represents shares of common stock issuable under outstanding options held by Mr. Gangolli exercisable within 60 days of January 15, 2025.

(13)
Includes 77,774 shares of common stock issuable under outstanding options held directly by Mr. Haddadin exercisable within 60 days of January 15, 2025.

(14)
Represents shares of common stock issuable under outstanding options held by Dr. Haller exercisable within 60 days of January 15, 2025.

(15)
Includes 70,399 shares of common stock issuable under outstanding options held by Mr. Hilzinger exercisable within 60 days of January 15, 2025.

(16)
Represents shares of common stock issuable under outstanding options held by Mr. Huang exercisable within 60 days of January 15, 2025.

EXECUTIVE OFFICERS OF THE COMPANY
The following table sets forth information concerning our executive officers, including their ages, as of January 15, 2025. Biographical information for Lawrence A. Kenyon is included in Proposal No. 1 under the caption “Nominees for Election”.
Name	Age	Position(s)
Lawrence A. Kenyon	59	Interim Chief Executive Officer, Chief Financial Officer, Treasurer, Corporate Secretary and Director
Jeff Evanson	56	Chief Commercial Officer
Jeff Evanson.   Mr. Evanson has served as our Chief Commercial Officer since November 2018. Mr. Evanson has led Scott Three Consulting, LLC as Founder and President since April of 2018, and from September 2014 through April 2018, served as a Managing Director in the Life Science Practice of Navigant. Prior to joining Navigant, Mr. Evanson was the Vice President and Global Commercial Head of the Pharmaceutical Franchise at Alcon, a Novartis Company from April 2010 to September 2014. Mr. Evanson serves on the board of directors of Children’s HeartLink and was formerly a two-term board member of Gillette Children’s Hospital in St. Paul, Minnesota, from 2008 to 2014. Mr. Evanson received his M.B.A. from the University of Minnesota, and a B.A. in Chemistry from the University of St. Thomas in St. Paul Minnesota.

EXECUTIVE COMPENSATION
For the year ended September 30, 2024, our named executive officers are:
•
Lawrence A. Kenyon, our Chief Financial Officer and Interim Chief Executive Officer;

•
Jeff Evanson, our Chief Commercial Officer; and

•
C. Russell Trenary III, our former President and Chief Executive Officer.

As previously disclosed, on December 3, 2024, Mr. Trenary stepped down as President and Chief Executive Officer of the Company and as a member of the Board, and Mr. Kenyon was appointed to serve as Interim Chief Executive Officer. Mr. Kenyon also continues to serve as Chief Financial Officer of the Company.
Summary Compensation Table
The following table sets forth the information as to compensation awarded to, paid to or earned by our named executive officers. We did not pay any non-equity incentive plan compensation or have any non-qualified deferred compensation earnings and have omitted those columns from the table. On March 14, 2024, we effected a reverse stock split, or the Reverse Split. All equity-related information presented in the footnotes below gives retroactive effect to the Reverse Split.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Lawrence A. Kenyon(3) Chief Financial Officer and Interim Chief Executive Officer	2024	475,000	—	158,427	1,170	634,597
Jeff Evanson Chief Commercial Officer	2024	450,000	—	316,859	1,170	768,029
	2023	450,000	—	267,025	1,170	718,195
C. Russell Trenary III(4) Former President and Chief Executive Officer	2024	600,000	—	5,766,842	11,111	6,377,953
	2023	600,000	—	1,147,963	10,899	1,758,862

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted computed in accordance with ASC 718, for stock-based compensation transactions. These amounts do not reflect the actual economic value that would be realized by the named executive officer upon the exercise of the stock options. For a discussion of the assumptions used in determining the fair value of stock option awards in the above table and other additional information on the stock options granted, refer to Note 11 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on December 27, 2024.

(2)
Amounts in this column consist of the payment of term life insurance premiums, along with 401(k) matching contributions, where applicable. These benefits are provided to the named executive officers on the same terms as provided to all of our regular full-time employees.

(3)
Mr. Kenyon was not a named executive officer in 2023 and thus, only 2024 compensation information is shown for him in this table. Mr. Kenyon commenced service as Interim Chief Executive Officer on December 3, 2024 and has continued to serve as Chief Financial Officer thereafter.

(4)
Mr. Trenary ceased serving as President and Chief Executive Officer on December 3, 2024.

Narrative to Summary Compensation Table
Retirement Benefits
Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax, after-tax, or Roth basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended, or the Code. We may make matching contributions for the plan year ending December 31, based on employee deferrals for the plan year, in an amount equal to up to 3% of compensation deferred. For the 2023 plan year, we made company matching contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.
Agreements with our Named Executive Officers
Below are written descriptions of our compensation arrangements with our named executive officers. All equity-related information presented in this narrative gives retroactive effect to the Reverse Split.
Mr. Kenyon.   On June 2, 2022, we entered into an amended and restated executive employment agreement with Mr. Kenyon providing for, among other things, Mr. Kenyon’s employment as Executive Vice President and Chief Financial Officer of the Company for a term of 12 months. Mr. Kenyon receives a base salary of $475,000, as well as an annual cash bonus with a target amount equal to 50% of his base salary, which is payable if the Company meets or exceeds certain financial and other business milestone objectives as determined and approved by the board of directors and the Chief Executive Officer of the Company. Under his employment agreement, Mr. Kenyon is entitled to certain severance and change in control benefits, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.”
Mr. Evanson.   On December 21, 2021, we entered into an employment agreement with Mr. Evanson. Pursuant to his employment agreement, Mr. Evanson receives a base salary of $450,000 and a discretionary annual cash bonus with a target amount equal to 50% of his base salary. In connection with his entry into the employment agreement, Mr. Evanson received an option to purchase 40,000 shares of common stock, one quarter of which vested on the first anniversary of the date of grant and the remainder of which vests in monthly installments over the succeeding three years, subject to his continued service through each vesting date. Under his employment agreement, Mr. Evanson is entitled to certain severance and change in control benefits, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.”
Mr. Trenary.   In July 2021, in connection with his appointment as President and Chief Executive Officer of the Company, we entered into an employment agreement with Mr. Trenary providing for, among other things, an initial base salary of $600,000 and a discretionary annual cash bonus with a target amount equal to 70% of his base salary. Mr. Trenary received an initial option to purchase 200,000 shares of common stock, one quarter of which vested on the first anniversary of the date of grant and the remainder of which was subject to vesting in monthly installments over the next three years, subject to Mr. Trenary’s continued service through each vesting date. In fiscal year 2024, Mr. Trenary was entitled to certain severance and change in control benefits pursuant to his employment agreement, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which the service of one of our named executive officers terminates, each is generally entitled to receive amounts earned during his term of service, including salary and unused vacation pay. The terms of each named executive officer’s potential payments upon termination or change of control are summarized below. In addition, in June 2022, our Compensation Committee approved an extension of the post-termination exercise period applicable to each outstanding stock option held by our executive officers (and our non-employee directors), such that upon a termination of employment for any reason, other than for cause or due to death or disability, each option held by an executive officer will remain exercisable through the end of the term of such option, typically 10 years from the date of grant (referred to in this disclosure as the “PTEP Extension Policy”).
Mr. Kenyon.   Pursuant to Mr. Kenyon’s current executive employment agreement, if he is terminated without cause or if he resigns for good reason, subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the Company’s proprietary information, inventions, non-competition and non-solicitation agreement, or PIIA, he is entitled to continued payment of his base salary for 12 months following the termination, 100% of his target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 12 months, full vesting of 50% of his then unvested time-vesting equity awards, and reimbursement of expenses owed to him through the date of his termination.
If Mr. Kenyon’s employment is terminated by us or any successor entity (provided such successor entity either assumes Mr. Kenyon’s equity awards or substitutes similar equity awards) without cause or if he resigns for good reason within two months prior to or within 12 months following a change in control (as defined in the Company’s 2024 Equity Incentive Plan (formerly known as the 2015 Equity Incentive Plan), or the 2024 Plan), subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the PIIA, he is entitled to continued payment of his base salary for 18 months, 150% of his annual target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 18 months, and reimbursement of expenses owed to him through the date of his termination. Additionally, (i) if the termination occurs within six months prior to a change in control, 100% of Mr. Kenyon’s then-unvested time-vesting equity awards shall become fully vested as of the date of his termination, and (ii) if the termination occurs within 12 months following a change in control and the outstanding time-vesting equity awards are assumed or substituted with similar equity awards by the acquiring company, 100% of Mr. Kenyon’s then-unvested time-vesting equity awards shall become fully vested as of the date of termination.
For purposes of Mr. Kenyon’s employment agreement:
•
“Cause” for termination means that the Company has determined in its sole discretion that Mr. Kenyon has engaged in any of the following: (i) a material breach of any covenant or condition under his employment agreement or any other agreement between Mr. Kenyon and the Company; (ii) any act constituting dishonesty, fraud, immoral or disreputable conduct; (iii) any conduct which constitutes a felony under applicable law; (iv) material violation of any Company policy or any act of misconduct; (v) refusal to follow or implement a clear and reasonable directive of the Company; (vi) negligence or incompetence in the performance of his duties or failure to perform such duties in a manner satisfactory to the Company after the expiration of 10 days without cure after written notice of such failure; or (vii) breach of fiduciary duty.

•
“Good reason” means the occurrence of any of the following events without Mr. Kenyon’s consent: (i) a material reduction in his base salary of at least 25%; (ii) a material breach of the employment agreement by us; (iii) a material reduction in Mr. Kenyon’s duties, authority and responsibilities relative to his duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of Mr. Kenyon’s principal place of employment in a manner that lengthens his one-way commute distance by 50 or more miles from his then-current principal place of employment immediately prior to such relocation; provided, however, that none of the events described in this sentence will constitute good reason unless and until (x) Mr. Kenyon first notifies us in writing describing in reasonable detail the condition(s) that constitutes good reason within 30 days of its occurrence, (y) we fail to cure the condition(s) within 30 days after our receipt of written notice, and (z) Mr. Kenyon voluntarily terminates his employment within 30 days after the end of 30-day cure period.

Mr. Evanson.   Pursuant to Mr. Evanson’s current executive employment agreement, if he is terminated without cause or if he resigns for good reason, subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the Company’s PIIA, he is entitled to continued payment of his base salary for 12 months following the termination, 100% of his target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 12 months, full vesting of 50% of his then-unvested time-vesting equity awards, and reimbursement of expenses owed to him through the date of his termination.
If Mr. Evanson’s employment is terminated by us or any successor entity without cause or if Mr. Evanson terminates his employment for good reason within two months prior to or within 12 months following a change in control, subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the PIIA, he would be entitled to receive an amount equal to 12 months of his base salary plus a bonus equal to 150% of his full target amount and employee benefit coverage for up to 12 months. Additionally, (i) if the termination occurs within six months prior to a change in control, 100% of Mr. Evanson’s then-unvested time-vesting equity awards shall become fully vested as of the date of his termination, and (ii) if the termination occurs within 12 months following a change in control and the outstanding time-vesting equity awards are assumed or substituted with similar equity awards by the acquiring company, 100% of Mr. Evanson’s then-unvested time-vesting equity awards would have become fully vested as of the date of termination.
For purposes of Mr. Evanson’s employment agreement:
•
“Cause” is generally as defined above with respect to Mr. Kenyon’s employment agreement.

•
“Good reason” generally means the occurrence of any of the following events without Mr. Evanson’s consent: (i) a material reduction in Mr. Evanson’s base salary of at least 25%; (ii) a material breach of the employment agreement by the Company; (iii) a material reduction in Mr. Evanson’s duties, authority and responsibilities relative to Mr. Evanson’s duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of Mr. Evanson’s principal place of employment in a manner that lengthens his one-way commute distance by 50 or more miles from his then-current principal place of employment immediately prior to such relocation, not to include Mr. Evanson’s initial relocation to a new headquarters to be established at the direction of the board of directors; provided, however, that none of the events described in this sentence will constitute good reason unless and until (x) Mr. Evanson first notifies us in writing describing in reasonable detail the condition(s) that constitutes good reason within 30 days of its occurrence, (y) we fail to cure the condition(s) within 30 days after our receipt of written notice, and (z) Mr. Evanson voluntarily terminates his employment within 30 days after the end of 30-day cure period.

Mr. Trenary.   Pursuant to Mr. Trenary’s executive employment agreement that was in effect in fiscal year 2024, if he had been terminated without cause or if he resigned for good reason, subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the PIIA, he would have been entitled to continued payment of his base salary for 12 months following the termination, 100% of his target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 12 months, full vesting of 50% of his then-unvested time-vesting equity awards, and reimbursement of expenses owed to him through the date of his termination.
If Mr. Trenary’s employment had been terminated by us or any successor entity without cause or if he resigned for good reason within two months prior to or within 12 months following a change in control (as defined in the 2024 Plan), subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the PIIA, he would have been entitled to continued payment of his base salary for 18 months, 150% of his annual target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 18 months, and reimbursement of expenses owed to him through the date of his termination. Additionally, (i) if the termination had occurred within two months prior to a change in control, 100% of Mr. Trenary’s then-unvested time-vesting equity awards would have become fully vested as of the date of his termination, and (ii) if the termination had occurred within 12 months following a change in control and the outstanding time-vesting equity awards had been assumed or substituted with similar equity awards by the acquiring company, 100% of Mr. Trenary’s then-unvested time-vesting equity awards would have become fully vested as of the date of termination.
For purposes of Mr. Trenary’s employment agreement:
•
“Cause” is generally as defined above with respect to Mr. Kenyon’s employment agreement.

•
“Good reason” is generally as defined above with respect to Mr. Kenyon’s employment agreement.

As noted above, on December 3, 2024, Mr. Trenary stepped down as President and Chief Executive Officer of the Company and as a member of the Board. Mr. Trenary’s departure constituted a termination without cause for purposes of his employment agreement. In consideration of his execution of a separation agreement and release of claims, Mr. Trenary received the severance benefits described above for a termination without cause not in connection with a change in control. In addition, the outstanding options held by Mr. Trenary at his departure remain exercisable through the end of the term of such options (typically 10 years from the date of grant) pursuant to the PTEP Extension Policy described above.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of September 30, 2024. Pursuant to the Reverse Split, every twenty shares of our issued and outstanding common stock were automatically combined into one issued share of common stock, with corresponding adjustments to all issued and outstanding options. All equity-related information presented in the table below gives retroactive effect to Reverse Split.
	Option awards(1)
	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Lawrence A. Kenyon	8/1/2018	3,125	—(2)	—	137.60	8/1/2028
	2/19/2019	5,000	—(2)	—	211.20	2/19/2029
	9/12/2019	22,500	—(2)	—	35.00	9/12/2029
	3/19/2020	10,821	—(2)	—	10.80	3/19/2030
	7/17/2020	22,500	—(2)	—	31.60	7/17/2030
	10/1/2020	137,586	45,863(2)	—	14.20	10/1/2030
	3/20/2024	—	12,500(3)	—	6.78	3/20/2034
	3/20/2024	—	—	12,500(4)	6.78	3/20/2034
Jeff Evanson	12/21/2021	27,500	12,500	—	28.80	12/21/2031
	12/21/2021	5,000	—(3)	—	28.80	12/21/2031
	4/17/2023	3,402	6,205(3)	—	21.60	4/17/2033
	3/20/2024	—	25,000(3)	—	6.78	3/20/2034
	3/20/2024	—	—	25,000(4)	6.78	3/20/2034
C. Russell Trenary III	7/6/2021	158,331	41,669(3)	—	48.40	7/6/2031
	12/21/2021	25,000	—	—	28.80	12/21/2031
	4/17/2023	4,553	8,304(3)	—	21.60	4/17/2033
	3/20/2024	—	455,000(3)	—	6.78	3/20/2034
	3/20/2024	—	—	455,000(4)	6.78	3/20/2034

(1)
The outstanding equity awards as of September 30, 2024 are stock options that were granted under and subject to the terms of the 2024 Plan. Except as otherwise indicated, each stock option is subject to vesting, subject to the executive’s continuous service with us through the vesting dates (or satisfaction of the vesting conditions) and the potential vesting acceleration of the time-based vesting conditions upon a change in control and certain terminations of employment.

(2)
The shares underlying each option vested or will vest annually in four equal installments starting from the applicable grant date, subject to continuous service with the Company on each such date. The option is also subject to acceleration under certain circumstances.

(3)
Twenty-five percent of the shares subject to the option vested or will vest on the first anniversary of the grant date, with the remaining shares vesting in equal monthly installments over the following three years thereafter, subject to continuous service with the Company on each such date. The option is also subject to acceleration under certain circumstances.
(4)
Shares subject to the option will vest 25% upon the Company’s achievement of a specified milestone and the remainder in equal monthly installments over the three years following achievement of the milestone, subject to the individual’s continued employment with the Company at each applicable vesting date.

March 2024 Option Awards
On March 20, 2024, the Board awarded options to purchase common stock pursuant to the 2024 Plan to each of: Mr. Kenyon (12,500 options), Mr. Evanson (50,000 options) and Mr. Trenary (910,000 options). Half of each individual’s award comprised time-based options, which vest as follows: 25% of the shares subject to the option vest on March 20, 2025, with the remaining shares vesting in equal monthly installments over the following three years thereafter, subject to the individual’s continued employment with the Company at each vesting date. The remaining half of each individual’s award comprised performance-based options, which will vest 25% upon the Company’s achievement of a specified milestone and the remainder in equal monthly installments over the three years following achievement of the milestone, subject to the individual’s continued employment with the Company at each applicable vesting date.
Clawback Policy
The SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, and Nasdaq has adopted listing standards consistent with the SEC rules. In compliance with those standards, we have adopted an incentive compensation recoupment policy, or “clawback” policy, which applies to our executive officers, within the meaning of Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder, who were employed by the Company or a subsidiary of the Company during the applicable recovery period. Under the policy, in the event that the financial results upon which a cash or equity-based incentive award was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the Compensation Committee will conduct a review of awards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. The policy covers any cash or equity-based incentive compensation award that was paid, earned or granted to a covered officer during the last completed three fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement.
Policies and Practices Related to the Grant of Certain Equity Awards
From time to time, the Company awards stock options to its employees, including the named executive officers. Historically, the Company has awarded new-hire option grants on or soon after a new hire’s employment start date and periodic annual refresh employee option grants, which refresh grants are typically approved at a meeting of the Compensation Committee. Non-employee directors receive automatic initial and annual stock option grants, at the time of a director’s appointment or election to the board and at the time of each annual meeting of our stockholders, respectively, and, at their election, may receive automatic option grants in lieu of annual cash compensation. For additional information on our non-employee director compensation policy see below under the heading, “Director Compensation — Non-Employee Director Compensation Policy.” Starting in fiscal year 2025, annual director option grants are made automatically on the first day of the fiscal year. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing and terms of stock option awards and generally does not time the grant of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.
Hedging Transactions
Our Insider Trading Policy prohibits officers, directors, employees or our consultants from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our securities at any time.

DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation earned for service on the Board during the year ended September 30, 2024. Mr. Kenyon’s and Mr. Trenary’s respective compensation as named executive officers is set forth under “— Summary Compensation Table.” Mr. Kenyon and Mr. Trenary did not receive any additional compensation for service as a director. None of our directors earned any compensation other than cash fees or stock option awards under the 2024 Plan during the fiscal year ended September 30, 2024. Accordingly, we have omitted all other columns from the table below. All equity-related information presented in the footnotes below gives retroactive effect to the Reverse Split.
Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2)(3) ($)	Total ($)
Faisal G. Sukhtian	78,000	35,000	113,000
Randy Thurman	207,500	35,000	242,500
Gerd Auffarth	44,000	35,000	79,000
Julian Gangolli	77,500	35,000	112,500
Yezan Haddadin	75,000	35,000	110,000
Julia A. Haller	44,000	35,000	79,000
Kurt Hilzinger	60,000	35,000	95,000
Andong Huang	40,000	35,000	75,000

(1)
All non-employee directors, except Randy Thurman, elected to receive annual cash fees pursuant to our non-employee director compensation policy as in effect during fiscal 2024 in the form of stock options. See discussion below under “— Non-Employee Director Compensation Policy” for cash retainers, as well as discussion of stock options in lieu of fees below under “— Non-Employee Director Compensation Policy — Option Awards in Lieu of Cash Fees.”

(2)
Reflects the aggregate grant date fair value of the stock option awards granted computed in accordance with ASC 718, for stock-based compensation transactions. These amounts do not reflect the actual economic value that would be realized by the director upon exercise of the stock options. For a discussion of the assumptions used in determining the fair value of awards of stock options in the above table and other additional information on stock options granted, refer to Note 11 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on December 27, 2024. Amounts exclude stock options granted in lieu of cash fees in addition to annual grants. See discussion of stock options in lieu of cash fees below under “— Non-Employee Director Compensation Policy — Option Awards in Lieu of Cash Fees.”

(3)
As of September 30, 2024, the following non-employee directors held options to purchase the following number of shares of our common stock: Faisal Sukhtian (68,515), Randy Thurman (68,714), Gerd Auffarth (35,567), Julian Gangolli (50,154), Yezan Haddadin (67,890), Julia Haller (20,647), Kurt Hilzinger (61,063) and Andong Huang (33,490).

Non-Employee Director Compensation Policy
We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors are eligible to receive compensation for service on the Board and committees of the Board.
For the year ended September 30, 2024, each non-employee director received the compensation described below. All equity-related information presented in the narrative below gives retroactive effect to the Reverse Split.
Equity Compensation
Initial Grant
Each new non-employee director who joins the Board is granted a non-statutory stock option to purchase 25,000 shares of common stock under the 2024 Plan, which options vest annually over the three years from the grant date, subject to continued service as a director through the applicable vesting date.

Annual Grant
On the date of each annual meeting of our stockholders, each non-employee director also receives an annual non-statutory stock option grant under the 2024 Plan with respect to a number of shares of our common stock having an aggregate “fair value” of $35,000 as of the annual meeting date, determined using a Black-Scholes or binominal valuation model regularly used by us on the grant date. These options vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of our stockholders, subject to continued service as a director through the applicable vesting date.
Pursuant to our PTEP Extension Policy, upon a termination of service for any reason other than for cause or due to death or disability, each outstanding stock option held by a non-employee director will remain exercisable through the end of the term of such option, typically 10 years from the date of grant.
Cash Compensation
Each non-employee director receives an annual cash retainer of $40,000 for serving on the Board. The chairperson of the Board also receives an additional annual cash retainer of $30,000. In the event that the chairperson is an employee and the Board appoints a Lead Independent Director, that person will receive the additional annual cash retainer otherwise payable to the chairperson.
In addition, as Executive Chairman, Mr. Thurman was entitled to an additional annual retainer of $120,000 payable in equal monthly installments.
The chairperson and members of the four standing committees of the Board are generally entitled to the following annual cash retainers:
Board Committee	Chairperson Fee	Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	8,000	4,000
Executive Committee	—	30,000
All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter. As discussed below under “—  Option Awards in Lieu of Cash Fees,” with respect to the 2024 fiscal year, Messrs. Gangolli, Haddadin, Hilzinger, Huang and Sukhtian, and Prof. Dr. Auffarth and Dr. Haller elected to receive a one-time equity grant in lieu of cash fees.
Option Awards in Lieu of Cash Fees
Under the non-employee director compensation policy, for the 2024 fiscal year, each non-employee director had the option to elect to receive either 50% or all annual cash compensation in the form of stock options granted pursuant to the 2024 Plan. This election must be made prior to the beginning for the applicable fiscal year, and each non-employee director must submit a new election for each fiscal year. If a non-employee director elects to receive compensation in the form of stock options, such stock options are automatically be granted on the third business day in October of such fiscal year and vest as follows: (i) 25% will vest on the last day of the first fiscal quarter during such fiscal year, and (ii) 25% will vest on the last day of each subsequent fiscal quarter during such fiscal year, provided the non-employee director is in service as a director on the first day of the fiscal quarter of the applicable scheduled vesting date. Non-employee directors who join the Board mid-fiscal year must make their elections within 30 days following commencement of service, and options are automatically granted on the first day of the fiscal quarter following such election.
In accordance with such election in the fiscal year 2024, our non-employee directors were granted the following option awards. All equity-related information presented in the table below gives retroactive effect to Reverse Split:

	Option awards
Name	Grant date	Number of options granted	Grant date fair value ($)	Option exercise price ($)	Option expiration date
Gerd Auffarth	10/4/2023	10,511	44,000	4.80	10/4/2033
Julian Gangolli	10/4/2023	18,514	77,500	4.80	10/4/2033
Yezan Haddadin	10/4/2023	17,916	75,000	4.80	10/4/2033
Julia A. Haller	10/4/2023	10,511	44,000	4.80	10/4/2033
Kurt Hilzinger	10/4/2023	14,333	60,000	4.80	10/4/2033
Andong Huang	10/4/2023	9,555	40,000	4.80	10/4/2033
Faisal Sukhtian	10/4/2023	18,633	78,000	4.80	10/4/2033
Director Compensation Changes for Fiscal Year 2025
In September 2024, based on recommendations provided by Mercer, the Company’s independent compensation consultant, the Board approved the following changes to our non-employee director compensation policy, effective October 1, 2024:
•
The annual cash retainer for Board service was increased from $40,000 to $50,000.

•
Certain annual committee member and chairperson fees were increased as follows: (i) for the Audit Committee, from $7,500 to $12,500 for members and from $15,000 to $25,000 for the chairperson; (ii) for the Compensation Committee, from $5,000 to $10,000 for members and from $10,000 to $20,000 for the chairperson; and (iii) for the Nominating and Corporate Governance Committee, from $4,000 to $5,000 for members and from $8,000 to $10,000 for the chairperson.

•
Initial stock option grants will now have a grant date fair value equal to $245,000 instead of being denominated as a fixed number of shares.

•
The grant date fair value of annual stock option grants was increased from $35,000 to $265,000. In addition, annual stock option grants will now be made on the first day of the Company’s fiscal year rather than at the time of the annual meeting of stockholders.

One-Time Director Stock Option Grants in Fiscal Year 2025
In September 2024, following the Compensation Committee’s review and consideration of market data provided by Mercer, the Company’s independent compensation consultant, and an analysis of the equity holdings of the non-employee directors serving on the Board following the Company’s private placements that closed in March and April 2024, the Compensation Committee recommended, and the Board approved, one-time grants of stock options under the 2024 Plan to the non-employee directors (other than Dr. Haller) in the amounts set forth in the table below. In addition, in September 2024, following the Compensation Committee’s review and consideration of market data provided by Mercer, the Compensation Committee recommended, and the Board approved, the one-time stock option grant under the 2024 Plan for Dr. Haller set forth in the table below. When combined with the initial stock option grant Dr. Haller received when she joined the Board in August 2022, the size of Dr. Haller’s one-time grant was intended to approximate the value of an initial stock option grant under the non-employee director compensation policy, as amended effective October 1, 2024 (and as described above). Each of the one-time option grants vests 100% on the first anniversary of the grant date, subject to continued service as a director through the applicable vesting date.

	Option awards
Name	Grant date	Number of options granted	Grant date fair value ($)	Option exercise price ($)	Option expiration date
Gerd Auffarth	10/1/2024	29,493	138,000	5.22	10/1/2034
Julian Gangolli	10/1/2024	71,169	333,000	5.22	10/1/2034
Yezan Haddadin	10/1/2024	132,293	619,000	5.22	10/1/2034
Julia A. Haller	10/1/2024	47,232	221,000	5.22	10/1/2034
Kurt Hilzinger	10/1/2024	105,151	492,000	5.22	10/1/2034
Andong Huang	10/1/2024	23,509	110,000	5.22	10/1/2034
Faisal Sukhtian	10/1/2024	134,430	629,000	5.22	10/1/2034
Ralph H. Thurman	10/1/2024	89,549	419,000	5.22	10/1/2034

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of September 30, 2024.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2024 Equity Incentive Plan(1)	2,613,146	16.56	4,680,755(2)
2016 Employee Stock Purchase Plan	—	—	47,407(3)
Equity compensation plans not approved by security holders:
None	—		—
Total	2,613,146		4,728,162

(1)
Upon approval of the 2024 Plan, no additional options or awards were granted under the 2011 Stock Incentive Plan; all outstanding stock awards continue to be governed by their existing terms.

(2)
Number of securities to be issued upon exercise of outstanding options, warrants and rights outstanding at September 30, 2024 under the 2024 Plan comprises option awards only.

(3)
The number of shares of our common stock reserved for issuance under the 2016 Employee Stock Purchase Plan, or ESPP, automatically increases on January 1st each year continuing through January 1, 2026, by the lesser of (i) one percent (1%) of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, (ii) 11,000 shares of our common stock and (iii) a number determined by our board of directors. Accordingly, on January 1, 2025, an additional 11,000 shares were automatically added to the ESPP reserve.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For information on our executive compensation program and the Compensation Committee’s approach, refer to the above Narrative Disclosure to Summary Compensation Table and Outstanding Equity Awards Table.
Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(6)	Net Income (Loss)(7)
2024	$6,377,953	$5,188,202	$701,313	$683,246	$12	$(75,366,714)
2023	$1,758,862	$(952,353)	$723,289	$6,711	$10	$(58,982,668)
2022	$1,333,179	$(3,834,604)	$1,421,458	$1,422,428	$56	$(66,052,264)

(1)
For fiscal years 2022 and 2023, C. Russell Trenary III was our Principal Executive Officer, or PEO, and our non-PEO named executive officers, or the Non-PEO NEOs, were Jeff Evanson and Terry Dagnon. For fiscal year 2024, C. Russell Trenary III was our PEO, and our Non-PEO NEOs were Jeff Evanson and Lawrence A. Kenyon.

(2)
The dollar amounts reported in this column are the amounts of total compensation reported for our PEO for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”

(3)
The dollar amounts reported this column represent the amount of “compensation actually paid” to the PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total compensation for 2024 to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2024	$6,377,953	$5,766,842	$4,577,091	$5,188,202

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for 2024.

(b)
The equity award adjustments for 2024 include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in 2024 that are outstanding and unvested as of the end of 2024; (ii) the amount of change as of the end of 2024 (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2024; (iii) for awards that are granted and vest in 2024, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in 2024, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2024, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2024 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2024. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Equity Awards Granted in the Year	Change in Fair Value from End of Prior Year to End of Covered Year of Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value on the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Dollar Value of Dividends or other Earnings Paid during the Year on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$4,447,625	$11,524	$—	$117,942	$—	$—	$4,577,091

(4)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year.

(5)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to our Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for 2024 to determine the compensation actually paid, using the same methodology described above in Note 3:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$701,313	$237,643	$219,576	$683,246

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year-End Fair Value of Equity Awards Granted in the Year	Average Change in Fair Value from End of Prior Year to End of Covered Year of Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value on the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Dollar Value of Dividends or other Earnings Paid during the Year on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Total Equity Award Adjustments
2024	$183,282	$10,748	$—	$25,547	$—	$—	$219,576

(6)
The Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(7)
The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Cumulative TSR
The following graph sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Compensation Actually Paid and Net Income (Loss)
The following graph sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s net income (loss) over the three most recently completed fiscal years.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since October 1, 2022 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at September 30, 2023 and 2024, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described in the section titled “Executive Compensation.” We also describe below certain other transactions with our directors, former directors, executive officers and stockholders.
Employment and Other Compensation Arrangements, Equity Plan Awards
We have entered into employment agreements and consulting agreements with certain of our executive officers in connection with their employment or provision of services to us. For more information regarding the executives’ arrangements, see “Executive Compensation — Agreements with Our Named Executive Officers.”
We also have established certain equity plans, pursuant to which we grant equity awards to our employees and directors.
GMS Ventures & Investments
December 2022 Registered Direct Equity Offering
In December 2022, in a registered direct equity offering to certain institutional and accredited investors, the Company issued 1,423,042 shares of common stock at a purchase price per share of $17.568 for $24.0 million in net proceeds after payment of placement agent fees and other estimated offering costs. GMS Ventures purchased an aggregate of 711,521 in the registered direct equity offering.
January 2024 Private Placement
In January 2024, the Company entered into a securities purchase agreement with certain institutional and accredited investors pursuant to which the Company issued an aggregate of 8,571,423 shares of common stock and warrants to purchase an aggregate of 12,857,133 shares of common stock at a purchase price per share of $7.00 per share and accompanying warrant to purchase one and one-half shares of common stock for $55,498,311 in net proceeds after payment of placement agent fees and other offering costs (the “Private Placement”). GMS Ventures purchased an aggregate of 2,305,714 shares of common stock and warrants to purchase an aggregate of 3,458,571 shares of common stock in the Private Placement. The warrants have an exercise price of $7.70 per share of common stock and will expire on March 18, 2029.
January 2025 Warrant Inducement Transaction
In January 2025, the Company entered into warrant exercise inducement offer letter agreements with certain holders of existing warrants to purchase the Company’s common stock, pursuant to which the holders exercised an aggregate of 7,074,637 shares of common stock at an exercise price of $2.51 in exchange for two accompanying inducement warrants to purchase shares of common stock for $5,932,494 in net proceeds after payment of capital markets advisory fees and offering expenses (the “Warrant Inducement Transaction”). GMS Ventures exercised an aggregate of 3,458,571 existing warrants in exchange for inducement warrants to purchase 6,917,142 shares of common stock in the Warrant Inducement Transaction. The inducement warrants have an exercise price of $2.26 per share of common stock and will expire on January 17, 2030.
Syntone Ventures LLC
January 2024 Private Placement
In January 2024, the Company entered into a securities purchase agreement with Syntone, pursuant to which the Company issued 714,286 shares of common stock and accompanying warrant to purchase

1,071,429 shares of common stock for $4,835,371 in net proceeds on substantially the same terms as the Private Placement. The warrants have an exercise price of $7.70 per share of common stock and will expire on April 15, 2029.
January 2025 Warrant Inducement Transaction
In January 2025, the Company entered into a warrant exercise inducement offer letter agreement with Syntone, pursuant to which Syntone is expected to exercise 1,071,429 shares of common stock in exchange for inducement warrants to purchase up to 2,142,858 shares of common stock on substantially the same terms as the Warrant Inducement Transaction. The inducement warrants will have an exercise price of $2.26 per share of common stock and will expire on the five-year anniversary of the date of issuance. The closing of the Syntone warrant inducement transaction is contingent upon the receipt of certain regulatory approvals.
Indemnification Agreements
Our Restated Certificate, as amended, contains provisions limiting the liability of directors, and our amended and restated bylaws, as amended, provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Restated Certificate and amended and restated bylaws, each as amended, also provides the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers that requires us to indemnify our directors and executive officers.
Related-Party Transaction Policy
In 2016, we adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent members of the Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders will be “householding” our Proxy Materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to Outlook Therapeutics, Inc., Corporate Secretary, 111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board
/s/ Lawrence A. Kenyon

Lawrence A. Kenyon
Corporate Secretary

APPENDIX A
FORM OF CERTIFICATE OF AMENDMENT OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF OUTLOOK THERAPEUTICS, INC.
Outlook Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that:
First:   The name of the Company is Outlook Therapeutics, Inc. (the “Company”).
Second:   The date of filing of the original Certificate of Incorporation of this Company with the Secretary of State of the State of Delaware was October 22, 2015 and the date of filing of the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware was May 18, 2016.
Third:   Paragraph A of ARTICLE IV of the Company’s Amended and Restated Certificate of Incorporation be, and it hereby is, amended and restated to read in its entirety as follows:
“A.   The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is two-hundred seventy million (270,000,000) shares. Two-hundred sixty million (260,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01).
Fourth:   The foregoing amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
Fifth:   This Certificate of Amendment shall be effective at       Eastern Time on        , 2025.
In Witness Whereof, Outlook Therapeutics, Inc. has caused this Certificate of Amendment to be signed by its Interim Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary this            day of            , 2025.
Outlook Therapeutics, Inc.
By:

Lawrence A. Kenyon
Interim Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

A-1

ANNUAL MEETING OF STOCKHOLDERS OFOUTLOOK THERAPEUTICS, INC. March 11, 2025INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.IN PERSON - You may vote your shares in person by attending the Annual Meeting.GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.000025THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES, AND "FOR" PROPOSALS 2, 3, 4 AND 5.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Proposal 1 To elect the following members of Class III of the Company’s board of directors:Lawrence A. Kenyon. Julian Gangolli.Ralph H. "Randy" Thurman FOR WITHHOLD Proposal 2 To approve the potential issuance in excess of 19.99% of our out- standing common stock upon the conversion of a new convert- ible note at a conversion price per share that is less than the “minimum price” under Nasdaq Listing Rule 5635, if required pur- suant to the terms of the convertible note.Proposal 3 To approve the amendment of Outlook Therapeutics, Inc.'s Restated Certificate of Incorporation, or the Restated Certificate, to increase the total number of shares of our common stock authorized for issuance from 60,000,000 shares to 260,000,000 shares.Proposal 4 To ratify the selection of KPMG LLP as independent registered public accounting firm for fiscal 2025.Proposal 5 A non-binding advisory vote on the compensation of our named executive officers. FOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.Signature of StockholderDate:Signature of StockholderDate:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OUTLOOK THERAPEUTICS, INC.PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 11, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATEDThe undersigned hereby constitutes and appoints Lawrence A. Kenyon and Jeff Evanson, and each of them as proxies, each with full power of substitution, and authorizes each of them to represent and to vote all of the shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Outlook Therapeutics, Inc. (the “Company”) in such manner as they, or either of them, may determine on any matters that may properly come before the Annual Meeting or any postponements or adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held on March 11, 2025, 9:00 a.m. Central Time at Cooley LLP, 110 North Wacker Drive, Suite 4200, Chicago, Illinois 60606. The undersigned hereby revokes any proxies previously given.THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5. THE PROXIES ARE AUTHOR- IZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. IF ANY OF THE NOMINEES LISTED IN PROPOSAL 1 BECOME UNAVAILABLE FOR ELECTION AS A RESULT OF AN UNEXPECTED OCCURRENCE, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF A SUBSTITUTE NOMINEE PROPOSED BY THE COMPANY. 1.1 (Continued and to be signed on the reverse side) 14475